UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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Resonate Inc.

(Name of Registrant as Specified In Its Charter)

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Investor Relations
Resonate Inc.
408.548.5500
pr@resonate.com

FOR IMMEDIATE RELEASE:

RESONATE INC. TERMINATES
AMENDED MERGER AGREEMENT WITH ROCKET HOLDINGS, LLC

GTG ACQUISITION CORP TO ACQUIRE RESONATE INC. IN
ACQUISITION VALUED BETWEEN $52.25 AND $53.34 MILLION

SUNNYVALE, Calif., January 22, 2003—Resonate® Inc. (Nasdaq: RSNT) announced today that it had terminated the amended merger agreement by and among Resonate, Rocket Holdings LLC, an entity wholly-owned by Messrs. Peter Watkins and Richard Hornstein, the Chief Executive Officer/President and Chief Financial Officer, respectively, of Resonate, and Rocket Sub, Inc. in order to enter into a merger agreement with GTG Acquisition Corp, a Delaware corporation (GTG) and an affiliate of Gores Technology Group, for the acquisition of all of the outstanding shares of Resonate common stock. GTG Acquisition Corp is the parent of Aprisma Management Technologies, Inc., a portfolio company of Gores Technology Group focused on IP Fault and Performance Management solutions. In connection with the termination of the amended merger agreement, Resonate will pay Rocket Holdings’ fees and expenses incurred in connection with the terminated transaction, which will not exceed $225,000. The Rocket Holdings’ amended merger agreement did not provide for the payment of any other fee upon Resonate’s termination of the agreement.

The special committee of the Resonate board of directors unanimously recommended the merger agreement and proposed merger with GTG to the Resonate board of directors. Based in part upon this recommendation, the Resonate board of directors (excluding Mr. Watkins who continues not to participate in any of the deliberations of the Resonate board of directors regarding offers for the acquisition of the company) approved the merger agreement and merger.

Under the terms of the merger agreement, GTG will acquire all of the outstanding shares of Resonate common stock for a price per share between $1.90 and $1.94 in cash. Any increase in the price per share above $1.90 would be based upon Resonate’s aggregate cash, cash equivalents, and short-term investments on hand at the closing of the transaction in excess of $58 million exceeding certain threshold amounts. The definitive merger agreement provides for a termination fee, payable in certain circumstances, in an amount between $800,000 and $1,600,000, plus the fees and expenses of GTG, which cannot exceed $225,000. GTG will use the company’s cash, cash equivalents, and short-term investments on hand at the closing to acquire such shares. The value of the transaction is between approximately $52.25 and $53.34 million, based upon the final per share closing price of the transaction. The transaction will be subject to customary regulatory approvals, including Hart-Scott-Rodino, as well as approval of Resonate’s stockholders. The definitive merger agreement will be filed and made publicly available under a Form 8-K.

Broadview International acted as the financial advisor to the special committee and delivered an opinion to the special committee that the consideration to be received as a result of the transaction is fair from a financial point of view to Resonate stockholders.

About Resonate

Founded in 1995, Resonate is the leading provider of application performance management solutions for business-critical application environments. The flagship Resonate Commander™ is the first and only application performance management solution that proactively locates, diagnoses and resolves outages and performance bottlenecks before they impact end-users or the business. Hundreds of customers worldwide including AT&T, AIG, Bank of America, Charles Schwab, Chase Manhattan Corporation, Citibank, DoubleClick, Eastman Chemical, E*TRADE, FedEx, France Telecom, Nippon Steel and UBS PaineWebber among others, rely on Resonate solutions. Resonate has strategic partnerships with industry leaders including BEA Systems, IBM, and Sun Microsystems.

Resonate is headquartered in Sunnyvale, California.

For more information on Resonate, visit http://www.resonate.com.

About Gores Technology Group

With headquarters in Los Angeles, Gores Technology Group (GTG) is a privately held international acquisition and management firm that pursues an aggressive strategy of acquiring promising high-technology organizations and managing them for growth and profitability. GTG has a successful track record of acquiring and managing companies—including many divisions acquired from large publicly traded companies—through its commitment to customers, employees and continued development of intellectual property. GTG has acquired and managed approximately 40 interrelated but autonomous technology-oriented companies with locations throughout the world. Those companies provide a broad range of technology-based products and services to a substantial customer base representing millions of active users worldwide. For more information on Gores Technology Group: www.gores.com.

RESONATE INTENDS TO FILE A PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND MAIL IT TO RESONATE’S STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE MERGER CAREFULLY, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES, THE PROPOSED TRANSACTION AND RELATED MATTERS. AFTER THESE DOCUMENTS ARE FILED, YOU MAY OBTAIN THEM FREE OF CHARGE AT THE WEBSITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV OR BY YOU MAY OBTAIN THESE DOCUMENTS AND ANY OTHER SEC FILINGS OF RESONATE FREE OF CHARGE BY MAKING YOUR REQUEST TO PR@RESONATE.COM

Resonate Inc. and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Resonate with respect to the transactions contemplated by the merger agreement. Information regarding Resonates directors and executive officers is included in Resonate’s proxy statement for its 2002 Annual Meeting, which was filed with the SEC on July 29, 2002. More recent information regarding the directors and executive officers of Resonate and additional information regarding both companies and the interests of their members, directors and executive officers in the proposed transaction will be included in the proxy statement regarding the proposed transaction to be filed

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with the SEC. Resonate files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Resonate with the SEC are also available for free at the SEC’s web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Resonate by making your request to the contact listed at the beginning of this document.

SAFE HARBOR

The statements contained in this document that are forward-looking are based on the current expectations by Resonate. These forward-looking statements are based on information currently available to the company and estimates based upon current information. Further information about risks and uncertainties relating to Resonate and its business can be found in its most recent Form 10-Q filed with the SEC. You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, Resonate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this document.

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